As filed with the Securities and Exchange Commission on February 17, 2009
Registration No. 333-148633

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Noah Education Holdings Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
10th Floor B Building
Tian’an Hi-Tech Venture Park
Futian District, Shenzhen
Guangdong 518048, People’s Republic of China
+86-755-8343-2800
(Address of Principal Executive Offices)

2007 Share Incentive Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, of agent for service)

Copies to:
David T. Zhang
Eugene Y. Lee
Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong S.A.R., China
(852) 2522-7886
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES
EXHIBIT INDEX
EX-99.1
Explanatory Note
     Noah Education Holdings Ltd. hereby amends its registration statement on Form S-8 (Registration No. 333-148633) (the “Registration Statement”) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the Noah Education Holdings Ltd. 2007 Share Incentive Plan. The amended and restated 2007 Share Incentive Plan is filed herewith as Exhibit 99.1 and replaces Exhibit 99.1 filed previously. No additional securities are being registered.
Incorporation of Documents by Reference
     The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) by Noah Education Holdings Ltd. (the “Registrant”) are incorporated by reference herein:
     (a) The Registrant’s annual report on Form 20-F filed with the Commission on November 17, 2008
     (b) The Registrant’s reports of foreign private issuer on Form 6-K furnished to the Commission on August 25, 2008, September 26, 2008, November 3, 2008, November 21, 2008 and December 19, 2008; and
     (c) The description of ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-33728) filed with the Commission on October 9, 2007, including any amendment and report subsequently filed for the purpose of updating that description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the effective date of the Registration Statement, prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.
Exhibits
     See the attached index to exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on February 17, 2009.

Noah Education Holdings Ltd.
By:	/s/ Dong Xu
	Name:	Dong Xu
	Title:	Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of February 17, 2009.

Signature	Title

/s/ Dong Xu Dong Xu	Chairman and Chief Executive Officer (principal executive officer)
/s/ Dora Li Dora Li	Chief Financial Officer (principal financial and accounting officer)
/s/ Benguo Tang Benguo Tang	Director
/s/ Xiaotong Wang Xiaotong Wang	Director
/s/ Xianquan Xiao Xianquan Xiao	Director
/s/ Conrad Kwong Yue Tsang Conrad Kwong Yue Tsang	Director

Signature	Title
/s/ Xiao Chen Xiao Chen	Director
/s/ Guangnan Ni Guangnan Ni	Director
/s/ Benzhong Wang Benzhong Wang	Director
/s/ Shengli Zheng Shengli Zheng	Director
/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amended and Restated 2007 Share Incentive Plan